EXHIBIT 21


                        SUBSIDIARIES OF THE REGISTRANT(1)


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
                                                        State of               Percentage
                                                     Incorporation             Ownership
                                                     -------------             ---------

Farmers and Mechanics Bank                            United States               100%

FMS Financial Services, Inc.(2)(4)                    New Jersey                  100%

Land Financial Services, Inc.(2)(4)                   New Jersey                  100%

First Plunge, Inc. (3)(4)                             New Jersey                  100%

Fishpond, Inc. (3)(4)                                 New Jersey                  100%

Angell Ayes, Inc. (3)(4)                              New Jersey                  100%

Peter's Passion, Inc. (3)(4)                          New Jersey                  100%

Atlantic Adventures, Inc.(3)(4)                       New Jersey                  100%

FMS Statutory Trust I                                 Connecticut                 100%

FMS Statutory Trust II                                Delaware                    100%

(1) The operations of the subsidiaries are included in the consolidated financial statements included elsewhere in this Form 10-K.

(2) Subsidiary of Farmers and Mechanics Bank. (3) Subsidiary of Land Financial Services, Inc. (4) Currently an inactive subsidiary.

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